UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2009

VIVID LEARNING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Washington	333-116255	42-1623500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5728 Bedford Street
Pasco, Washington 99301
(Address of principal executive offices)  (Zip code)

(509) 545-1800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 6, 2009, Vivid Learning Systems, Inc. (the “Company”) filed a transaction statement on Schedule 13E-3 announcing a reverse/forward split including an offer to purchase (the “Offer”) for cash all shares of Common Stock held by shareholders of the Company owning (beneficially or of record) fewer than 1,000 shares when the transaction becomes effective.

The Company will pay $0.60 for each share properly tendered by an eligible shareholder.  This price is approximately twenty percent (20%) higher than the highest average trading price of Common Stock during the past 12 months.

Under Washington law, shareholder vote, consent, or approval is not required for this transaction.

After completion of the Offer, the Company will have fewer than 300 shareholders of record and will terminate its registration of its Common Stock under the Securities Exchange Act of 1934, as amended.  As a result, once the transaction is effective the Company will no longer file periodic reports with the Securities and Exchange Commission (the “Commission”), including annual reports on Form 10-K and quarterly reports on Form 10-Q, and will not be subject to the Commission’s proxy rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVID LEARNING SYSTEMS, INC.

Date: August 6, 2009	By:	/s/ Matthew J. Hammer
	Name:	Matthew J. Hammer
	Title:	Chief Executive Officer